Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26067) pertaining to the Special Metals Corporation 1997 Long-Term Stock Incentive Plan of our report dated January 30, 1998, with respect to the financial statements and schedule of Special Metals Corporation included this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------

Buffalo, New York
March 4, 1998

                                     - 54 -